UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2007
APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533

(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)
1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices, including zip code)
561-805-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01     Entry into a Material Definitive Agreement
     On September 28, 2007, Applied Digital Solutions, Inc. (the “Company”) entered into a memorandum of settlement related to a lawsuit previously filed against the Company as discussed below. The Company believes that entering into the settlement is positive for the Company, as settling this litigation now will enable management to focus its efforts on business opportunities and performance in anticipation of the upcoming proposed merger with Digital Angel Corporation, or Digital Angel.
     On or about January 21, 2004, Hark M. Vasa and his family partnerships, the majority shareholder of Pacific Decision Sciences Corporation’s (“PDSC”) predecessor at the time the Company acquired that company, filed a complaint against the Company and PDSC, which is a wholly-owned subsidiary of the Company, in the Circuit Court of the 15th Judicial District in Palm Beach County, Florida for breach of contract and the implied covenant of good faith and fair dealing. Plaintiffs sought damages arising from the purported delay in the registration of the shares they received in connection with the Company’s acquisition of PDSC’s predecessor. Trial in this case was set to commence on October 15, 2007. On September 28, 2007, the parties entered into a memorandum of settlement. Under the parties’ agreement, the Company agreed to issue shares of its common stock to Mr. Vasa valued at $2.1 million, with issuances spread over five payments ($500,000 this year, $500,000 in 2008, $400,000 in 2009, $400,000 in 2010 and $300,000 in 2011), with the shares actually issued based on the value at the time of each issuance. The Company will file one or more registration statements registering the resale of such shares within 180 days of each issuance. If the value of the shares received by Mr. Vasa exceeds the values set forth above on the applicable date of registration, Mr. Vasa must return to the Company those shares representing the excess value. If the number of shares issued on any specific issuance date does not have the values set forth above on the date the shares are required to be registered, the Company will be required to issue additional shares to Mr. Vasa to cover the difference or pay the difference in cash. The Company also agreed to fund a project with Mr. Vasa for potential business development. The Company will provide $250,000 per year for three years beginning in 2007. The Company will also provide an amount not to exceed $50,000 per year for three years to cover certain associated expenses. It is anticipated that the Company will accrue and charge to expense the aggregate present value of these payments during the third quarter of 2007.
Section 2 — Financial Information
Item 2.05     Costs Associated with Exit or Disposal Activities
     On September 30, 2007, the Company’s board of directors made a decision to sell two of the Company’s wholly-owned subsidiaries: Computer Equity Corporation, or Computer Equity, and Perimeter Acquisition Corp., or Perimeter. This decision was made as part of management’s strategy to streamline its operations in order to focus more of its efforts on the radio frequency identification, or RFID, and the global positioning systems, or GPS, and radio communication markets. This action was also taken in anticipation of the Company’s planned merger with its majority-owned subsidiary, Digital Angel. Digital Angel currently operates in the RFID and GPS and radio communications sectors. The planned merger of the Company and Digital Angel was announced on August 9, 2007. The merger is subject to a vote of the Company’s and Digital Angel’s stockholders, which will take place at a meeting of each of the companies’ stockholders to be held on November 27, 2007.
     As a result of the board’s decision to sell Computer Equity and Perimeter, these businesses will be treated as discontinued operations in the Company’s financial statements filed in its Quarterly Report of Form 10-Q for the quarter ended September 30, 2007. The carrying value of Computer Equity and Perimeter is approximately $7.0 million and $0.2 million, respectively. As a result of the planned sales and the current expectation of the market value of the businesses, the Company expects to record an impairment charge associated with Computer Equity’s goodwill of approximately $3.5 million during the three months-ended September 30, 2007. The Company anticipates selling these businesses within the next twelve months. Other than the impairment charge relating to Computer Equity’s goodwill, the Company does not currently anticipate any additional substantive charges as a result of its decision to sell these non-strategic businesses.
Section 3 — Securities and Trading Markets
Item 3.02     Unregistered Sales of Equity Securities
     See the disclosure provided in Item 1.01 above.
     The shares of common stock will be issued to Mr. Vasa without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.
Section 9 — Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits

(b)	Pro forma financial information

99.1	Pro forma financial information of the Company as of June 30, 2007 and for the periods ended June 30, 2007 and December 31, 2006
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     On August 9, 2007, the Company and Digital Angel issued a joint press release announcing the signing of an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, Digital Angel and Digital Angel Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Acquisition Subsidiary”), pursuant to which the Acquisition Subsidiary will be merged with and into Digital Angel, with Digital Angel surviving and becoming a wholly-owned subsidiary of the Company (the “Merger”). Upon the consummation of the Merger, each outstanding share of Digital Angel’s common stock not currently owned by the Company will be converted into 1.4 shares of the Company’s common stock.

     In connection with the merger, the Company filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus of the Company and Digital Angel. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully because they will contain important information about the Company, Digital Angel and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by the Company or Digital Angel by directing a written request, as appropriate, to the Company at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Digital Angel at 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
Participants in Solicitation
     The Company, Digital Angel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s proxy statement (Form DEF 14A) for the 2007 annual meeting of the Company’s stockholders, which was filed with the SEC on May 4, 2007. Additional information regarding the directors and executive officers of Digital Angel is also included in Digital Angel’s Form 10-K/A which was filed with the SEC on April 30, 2007. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.
Forward–Looking Statements
     This Current Report on Form 8-K contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this Current Report on Form 8-K include, without limitation, those concerning management’s ability to focus its efforts on business opportunities and performance in anticipation of the proposed merger with Digital Angel; management’s ability to streamline its operations to focus its efforts on the RFID and the global positioning systems, and the radio communications markets; the expectation that the Company will record an impairment charge associated with Computer Equity’s goodwill and the dollar value of such impairment change; the expectation that the Company will sell Computer Equity and Perimeter within the next twelve months; the expectation that the Company will incur no additional charges besides an impairment charge as a result of the anticipated sale of Computer Equity and Perimeter. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumption. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are the Company’s ability to successfully implement its business strategy; uncertainty as to the Company’s working capital requirements over the next 12 to 24 months; the Company’s ability to successfully integrate the businesses of acquired companies; the Company’s ability to maintain compliance with the covenants of its credit facilities; the Company’s expectation regarding future profitability and liquidity; competitive and economic influences; market acceptance of the VeriMed system; the Company’s ability to provide uninterrupted, secure access to the VeriMed database; the relative maturity in the U.S. and limited size of the markets for the Company’s infant protection and wander prevention systems and vibration monitoring instruments; the degree of success the Company has in leveraging its brand reputation, reseller network and end-use customer base for its infant protection and wander prevention systems to gain inroads in the emerging market for asset/staff location and identification systems; the rate and extent of the U.S. healthcare industry’s adoption of RFID asset/staff location and identification systems; the Company’s ability to complete its efforts to integrate its infant protection, wander prevention and asset/staff location and identification systems on one technology platform; the Company’s ability to become a major player in the food source traceability and safety arena; the Company’s ability to successfully develop survival and emergency radios for the military and commercial uses; the Company’s reliance on third-party dealers and distributors to successfully market and sell its products; the Company’s ability to defend against costly product liability claims and claims that the Company’s products infringe the intellectual property rights of others; the Company’s ability to comply with current and future regulations relating to its businesses; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the Company’s inability to complete the merger due to the failure to obtain the requisite stockholder approval or the failure to satisfy other conditions to the merger; and the Company’s ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s Form 10-K/A under the caption “Risk Factors” filed with the Securities and Exchange Commission on April 6, 2007, and subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
By:	/s/ Lorraine M. Breece
Name:	Lorraine M. Breece
Title:	Senior Vice President and Acting Chief Financial Officer

Dated: October 4, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Pro forma financial information of the Company as of June 30, 2007 and for the periods ended June 30, 2007 and December 31, 2006